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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This Second Amendment to Employment Agreement (the "Amendment") made this 1st day of July, 1998, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and James W. McLane (the "Executive"),

                              W I T N E S S E T H:

         WHEREAS, the parties have heretofore entered into an Employment Agreement dated as of April 14, 1997, amended as of May 12, 1998 (the "Employment Agreement"); and

         WHEREAS, the parties now wish to amend the Employment Agreement to modify the benefits to which Executive is entitled in the event of a termination of Executive's employment "without cause";

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         1. Section 6.4(a)(D) is hereby deleted and replaced with the following new subsection (a)(D):

                  "(D) on the date of termination, an amount equal to the product derived by multiplying one and one-half (1.5) times the Final Bonus. As used herein, (X) if the date of termination of the Executive's employment shall occur during the first six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment and (Y) if the date of termination of the Executive's employment shall occur during the last six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the greater of (i) the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment or (ii) the bonus for the fiscal year in which the termination of employment occurs, as determined pursuant to Section 3.2(a) and before prorating pursuant to Section 3.2(b)."

         2. Section 6.4 is hereby further amended by adding new subsections (d) and (e) as follows:

                  "(d) During the Severance Pay Period, the Company shall continue to provide life, disability, Supplemental Benefits Plan (excluding Company match payable during the Severance Pay Period), medical, and dental coverage for the Executive at the levels which were being provided to the Executive immediately prior to the termination of his employment (or such other benefits as shall be provided to senior executives of the Company in lieu of such benefits from time to time during such twelve (12) month period) on the same basis, including Company payment of premiums and Company contributions, as such benefits are provided to other senior executives of the Company.
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                  (e) Notwithstanding the foregoing, if the termination of
         Executive's employment under this Section 6.4 occurs within two years after a Change in Control (as defined in Section 6.7), the amounts referred to in subsection 6.4 (a) shall be paid to Executive in a lump sum on the date of termination; and Executive shall be under no obligation to seek other employment and shall be under no obligation to offset any amounts earned from such other employment (whether as an employee, a consultant or otherwise) against such payments."

         3. Section 6.7 is hereby amended to provide that, in the event of a termination of employment following a Change of Control as addressed in that Section, the amount referred to in paragraph (D) of Section 6.4 shall be paid on the date of termination (and references in Section 6.7 to the "Payment Date" shall be disregarded).

         4. In all other respects the Employment Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        NOVACARE, INC.


                                        By: /s/ Timothy E. Foster
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                                            Timothy E. Foster
                                            Chief Executive Officer


                                            /s/ James W. McLane
                                            ------------------------------------
                                            James W. McLane